Exhibit 10.1

AMENDMENT No. 1 TO
CREDIT AGREEMENT

This Amendment No. 1 to Credit Agreement (this “Amendment”), dated as of November 16, 2021, is made by and among THE TILE SHOP, LLC, a Delaware limited liability company (the “Company”), TILE SHOP LENDING, INC., a Delaware corporation (“Tile Shop Lending” and, together with the Company, the “Borrowers”), BANK OF AMERICA, N.A., a national banking association organized and existing under the laws of the United States (“Bank of America”), in its capacity as administrative agent for the Lenders (as defined in the Credit Agreement) (in such capacity, the “Administrative Agent”), Swing Line Lender and an L/C Issuer, and each of the Lenders signatory hereto.

W I T N E S S E T H:

WHEREAS, each of the Borrowers, Bank of America, as Administrative Agent, and the Lenders from time to time party thereto have entered into that certain Credit Agreement dated as of September 18, 2018 (the “Existing Credit Agreement,” and the Existing Credit Agreement as amended by this Amendment, the “Credit Agreement”; capitalized terms used in this Amendment not otherwise defined herein shall have the respective meanings given thereto in the Credit Agreement), pursuant to which the Lenders have made available to the Borrowers a revolving credit facility, including a letter of credit subfacility and a swing line loan subfacility; and

WHEREAS, the Borrowers have requested that the Administrative Agent and the Lenders agree to amend the Existing Credit Agreement to exclude a special dividend from the calculation of Consolidated Fixed Charges; and

WHEREAS, the Administrative Agent and the Lenders are willing to amend the Existing Credit Agreement as set forth below on the terms and conditions contained in this Amendment;

NOW, THEREFORE, in consideration of the premises and further valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.            Amendments. Subject to and in accordance with the terms and conditions set forth herein and in reliance upon the representations and warranties set forth herein, the definition of “Consolidated Fixed Charges” in Section 1.01 of the Existing Credit Agreement is hereby amended such that, after giving effect to such amendment, it shall read in its entirety as follows:

““Consolidated Fixed Charges” means, for any period, the sum of (a) Consolidated Interest Charges for such period, plus (b) scheduled payments of principal on Indebtedness for money borrowed of Holdings and its Subsidiaries made or required to be made during such period, plus (c) Consolidated Rental Expense for such period, plus (d) any Restricted Payments (exclusive of the $0.65 per share special dividend announced by Holdings on November 4, 2021) paid by Holdings or its Subsidiaries in such period permitted under Section 7.06(a) – (c) but in any event after the Closing Date, minus (e) any interest payments received by Tile Shop Lending under the 2016 New Markets Tax Credit Investments in such period. For the avoidance of doubt, any purchase or redemption of capital stock of Holdings or any of its Subsidiaries, in each case, made by Holdings or any of its Subsidiaries in such period, shall be excluded from Consolidated Fixed Charges.”

2.            Effectiveness; Conditions Precedent. This Amendment and the amendments to the Existing Credit Agreement provided in Section 1 hereof shall be effective as of the date first written above upon the satisfaction of the following conditions precedent (the date of such satisfaction, the “Amendment Effective Date”):

(a)            the Administrative Agent shall have received counterparts of this Amendment, duly executed by each Borrower, the Administrative Agent, and the Required Lenders; and

(b)            (i) an amendment fee shall have been paid to each Lender executing this Amendment by 5:00 p.m. (New York time) on November 15, 2021 for the account of such Lender, paid to the Administrative Agent, equal to 0.025% (2.5 bps) multiplied by each such Lender’s Commitment as of the date hereof immediately after giving effect to the Amendment; (ii) any fees as may have been agreed to separately in writing shall have been received by the applicable Arranger and Lenders; and (iii) all other reasonable fees and expenses incurred or payable in connection with the execution and delivery of this Amendment (including the reasonable fees and expenses of counsel to the Administrative Agent) that have been requested to be paid on or before the date hereof shall have been paid in full.

3.            Representations and Warranties. In order to induce the Administrative Agent and the Lenders to enter into this Amendment, the Borrowers represent and warrant to the Administrative Agent and the Lenders as follows:

(a)            The representations and warranties made by the Borrowers in Article V of the Credit Agreement and in each of the other Loan Documents to which it is a party are, in each case, true and correct in all material respects on and as of the date hereof, except to the extent that such representations and warranties expressly relate to an earlier date;

(b)            This Amendment has been duly authorized, executed and delivered by the Borrowers and constitutes a legal, valid and binding obligation of such parties, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting the rights of creditors, and subject to equitable principles of general application; and

(c)            After giving effect to this Amendment, no Default or Event of Default has occurred and is continuing; and no default or event of default under the Permitted Notes Documents exists, or would result from the effectiveness of this Amendment.

4.            Entire Agreement. This Amendment, together with all the Loan Documents (collectively, the “Relevant Documents”), sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relating to such subject matter. No promise, condition, representation or warranty, express or implied, not set forth in the Relevant Documents shall bind any party hereto, and no such party has relied on any such promise, condition, representation or warranty. Each of the parties hereto acknowledges that, except as otherwise expressly stated in the Relevant Documents, no representations, warranties or commitments, express or implied, have been made by any party to the other in relation to the subject matter hereof or thereof. None of the terms or conditions of this Amendment may be changed, modified, waived or canceled orally or otherwise, except in writing and in accordance with Section 10.01 of the Credit Agreement.

5.            Full Force and Effect of Credit Agreement. Except as hereby specifically amended, waived, modified or supplemented, the Credit Agreement, each Security Instrument, and each other Loan Document is hereby confirmed and ratified in all respects and shall be and remain in full force and effect according to its respective terms.

6.            Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by telecopy, facsimile or other electronic transmission (including .pdf) shall be effective as delivery of a manually executed counterpart of this Amendment.

7.            Governing Law. This Amendment shall in all respects be governed by, and construed in accordance with, the laws of the State of California applicable to contracts executed and to be performed entirely within such State, and shall be further subject to the provisions of Sections 10.14 and 10.15 of the Credit Agreement.

8.            Enforceability. Should any one or more of the provisions of this Amendment be determined to be illegal or unenforceable as to one or more of the parties hereto, all other provisions nevertheless shall remain effective and binding on the parties hereto.

9.            References. All references in any of the Loan Documents to the “Credit Agreement” shall mean the Credit Agreement, as amended hereby.

10.            Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the Borrowers, the Administrative Agent and each of the Lenders, and their respective successors, legal representatives, and assignees to the extent such assignees are permitted assignees as provided in Section 10.06 of the Credit Agreement.

11.            No Novation. Neither the execution and delivery of this Amendment nor the consummation of any other transaction contemplated hereunder is intended to constitute a novation of the Credit Agreement or of any of the other Loan Documents or any obligations thereunder.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be made, executed and delivered by their duly authorized officers as of the day and year first above written.

BORROWERS:

THE TILE SHOP, LLC

By:	/s/ Nancy DiMattia
Name:	Nancy DiMattia
Title:	Senior Vice President and Chief Financial Officer

TILE SHOP LENDING, INC.

By:	/s/ Nancy DiMattia
Name:	Nancy DiMattia
Title:	Senior Vice President and Chief Financial Officer

The Tile Shop

Amendment No. 1 to Credit Agreement

Signature Page

ADMINISTRATIVE AGENT:

BANK OF AMERICA, N.A.,

as Administrative Agent

By:	/s/ Erik Truette
Name:	Erik Truette
Title:	Vice President

The Tile Shop

Amendment No. 1 to Credit Agreement

Signature Page

LENDERS:

BANK OF AMERICA, N.A., as a Lender, Swing

Line Lender and L/C Issuer

By:	/s/ A. Quinn Richardson
Name:	A. Quinn Richardson
Title:	Senior Vice President

The Tile Shop

Amendment No. 1 to Credit Agreement

Signature Page

FIFTH THIRD BANK, as a Lender

By:	/s/ Sean Hetzman
Name:	Sean Hetzman
Title:	Vice President

The Tile Shop

Amendment No. 1 to Credit Agreement

Signature Page

CITIZENS BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Kevin Chont
Name:	Kevin Chont
Title:	Vice President

The Tile Shop

Amendment No. 1 to Credit Agreement

Signature Page